EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in the registration statement of Paligent Inc. on Form S-8 (File No. 333-45168) of our report dated January 24, 2006 relating to the consolidated financial statements, which appears in Paligent Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Selected Financial Data” in such Form 10-K.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 10, 2006